    As filed with the Securities and Exchange Commission on October 22, 1996
                                             Registration No. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                    ---------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                    ---------------------------------------

                               PVF CAPITAL CORP.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)

                          Ohio                     34-1659805
             --------------------------------  --------------------
             (State or other jurisdiction of     (I.R.S. Employer
             incorporation or organization)     Identification No.)

                          2618 N. Moreland Boulevard
                            Cleveland, Ohio  44120
                        --------------------------------
                   (Address of Principal Executive Offices)

                               PVF Capital Corp.
                        1996 Incentive Stock Option Plan
               -------------------------------------------------
                            (Full Title of the Plan)

                            J. Mark Poerio, Esquire
                           Joel E. Rappoport, Esquire
                            Kathleen H. Kim, Esquire
                      Housley Kantarian & Bronstein, P.C.
                        1220 19th Street N.W., Suite 700
                            Washington, D.C.  20036
       -----------------------------------------------------------------
                    (Name and Address of Agent For Service)

                                 (202) 822-9611
       -----------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                          Proposed     Proposed
                                          Maximum      Maximum
         Title of                         Offering    Aggregate      Amount of
        Securities         Amount to be     Price      Offering     Registration
     to be Registered       Registered    Per Share     Price           Fee
--------------------------------------------------------------------------------
Common Stock,
$0.01 par value             150,000 (1)        $(2)   $2,250,000(2)   $681.82
================================================================================

(1) Maximum number of shares issuable under PVF Capital Corp. 1996 Incentive Stock Option Plan, as such amounts may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization or similar event involving the Registrant.
(2) Under Rule 457(h), the registration fee may be calculated, inter alia, based
                                                               ----- ----
    upon the price at which the options may be exercised. 150,000 shares are being registered hereby, of which none are under option. The shares which are not presently subject to option (150,000 shares) are being registered based upon the average of the bid and asked price of the common stock of the Registrant as reported on the Nasdaq SmallCap Market on October 21, 1996 of $15.00 per share ($2,250,000 in the aggregate). Therefore, the total amount of the offering being registered herein is $2,250,000.

                                      PART I

                      INFORMATION REQUIRED IN THE SECTION
                                10(a) PROSPECTUS

Item 1.  Plan Information*
------

Item 2.  Registrant Information and Employee Plan Annual Information*
------

    *Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the PVF Capital Corp. 1996 Incentive Stock Option Plan (the "Plan") in accordance with Rule 428(b)(1). In accordance with Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
------

    PVF Capital Corp. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

    The following documents are incorporated by reference in this Registration
Statement:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 as filed with the Commission on September 26, 1996 (Commission File No. 0-24948).

    (b) The description of the Company's securities contained in the Company's Registration Statement on Form 8-A as declared effective by the Commission on October 31, 1994.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
------

      Not applicable.

Item 5.  Interests of Named Experts and Counsel
------

      Not Applicable.

Item 6.  Indemnification of Directors and Officers
------

    Indemnification of Directors and Officers and Limitation of Liability. The Bank is required by the Office of Thrift Supervision regulations to indemnify its directors, officers and employees against legal and other expenses incurred in defending lawsuits brought against them by reason of the performance of their official duties. Indemnification may be made to such person only if final judgment on the merits is in his favor or, in case of (i) settlement, (ii) final judgment against him or (iii) final judgment in his favor, other than on the merits, if a majority of the disinterested directors of the Bank determines that he was acting in good faith within the scope of his employment or authority as he could reasonably have perceived it under the circumstances and for a purpose he could have reasonably believed under the circumstances was in the best interest of the Bank or its stockholders. If a majority of the directors of the Bank concludes that in connection with an action any person ultimately may become entitled to indemnification, the directors may authorize payment of reasonable costs and expenses arising from defense or settlement of such action. In addition, the Bank and the Company have director and officer liability insurance and the coverage provided is one million dollars per occurrence.

    Article Sixth of the Company's Articles of Incorporation sets forth circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities:

    SIXTH: By resolution adopted by the directors in the manner set forth in division (E) of Section 1701.13 of the Revised Code of Ohio or its successor, the Corporation shall indemnify or agree to indemnify:

          1. Any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful; and

          2. Any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any of the following:

               a. Any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

               b. Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code of Ohio.

          3. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (1) and (2) of this Article Sixth, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

          4. Any indemnification under subsections (1) and (2) of this Article Sixth, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (1) and (2) of this Article Sixth. Such determination shall be made by the directors of the Corporation in the manner set forth in division (E)(4) of Section 1701.13 of the Revised Code of Ohio.

Item 7.  Exemption from Registration Claimed
------

      Not Applicable.

Item 8.  Exhibits
------

     For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings
------

     1.   The undersigned registrant hereby undertakes:

          (a) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement --

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1934, to treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Cleveland, State of Ohio, on October 21, 1996.

                                          PVF CAPITAL CORP.


                                      By:/s/ John R. Male
                                         ------------------------------------
                                         John R. Male, President
                                         (Duly Authorized Representative)

    We, the undersigned directors and officers of PVF Capital Corp. (the "Company") hereby severally constitute and appoint John R. Male our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said John R. Male may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said John R. Male shall do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                            Date
---------                         -----                            ----

/s/ John R. Male               Director and President           October 21, 1996
-----------------------------  (Principal Executive Officer)
John R. Male


/s/ C. Keith Swaney            Vice President and               October 21, 1996
-----------------------------  Treasurer (Principal
C. Keith Swaney                Financial and Accounting
                               Officer)


/s/ James W. Male              Chairman of the Board            October 21, 1996
-----------------------------
James W. Male


/s/ Robert K. Healey                       Director             October 21, 1996
-----------------------------
Robert K. Healey


/s/ Richard J. Moriarty                    Director             October 21, 1996
-----------------------------
Richard J. Moriarty


/s/ Creighton E. Miller                    Director             October 21, 1996
-----------------------------
Creighton E. Miller

/s/ Robert F. Urban                        Director             October 21, 1996
-----------------------------
Robert F. Urban


-----------------------------              Director             __________, 1996
Stewart D. Neidus

                               INDEX TO EXHIBITS


                                                               Sequential
Exhibit         Description                                    Page Number
-------         -----------                                    -----------

     5          Opinion of Housley Kantarian & Bronstein, P.C.
                as to the validity of the Common Stock being registered

     23.1       Consent of Housley Kantarian & Bronstein, P.C.
                (appears in their opinion filed as Exhibit 5)

     23.2       Consent of Independent Certified Public
                Accountants

     24 Power of Attorney (contained in the signature page to this registration statement)

     99.1       PVF Capital Corp. 1996 Incentive Stock Option
                Plan

     99.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive
                Stock Options granted under the 1996 Incentive
                Stock Option Plan